SERVICING CERTIFICATE
                           ---------------------------------------------

                              PROVIDIAN HOME EQUITY LOAN TRUST 1999-1
                                         CUSIP #74407XAA9

                           ---------------------------------------------
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

     Under sections 4.01 and 5.03 of the Pooling and Servicing Agreement dated as of April 1, 1999 by and between Providian Financial, as Transferor and Servicer,  Merrill Lynch Mortgage Investors,
Inc., and Bankers Trust Company,  as Trustee  (hereinafter as such agreement may have been, or may from time to time be,  amended,  supplemented  or otherwise  modified,  the "Pooling and Servicing
Agreement"), Providian Financial, as the Servicer, is required to prepare certain information each month regarding  current receipts and distributions on the Certificates and the performance of the
Providian Home Equity Loan Trust 1999-1 (the "Trust") during the related  Collection  Period.  The information  that is required to be prepared  with  respect to the  distribution  to Holders  (the
"Certificateholders")  of the  Certificates,  on June 25, 1999 (the  "Distribution  Date") and the
performance of the Trust during the month of May 1999 (the "Collection Period") is set forth under
"D" below.

A.   Capitalized  terms used and not otherwise  defined herein have the meanings  assigned them in the  Pooling  and  Servicing  Agreement  referred  to above.  References  herein  to  certain subsections  are  references  to the  respective  subsections  of the Pooling  and  Servicing
     Agreement.

B.   The Servicer is the Servicer under the Pooling and Servicing Agreement.

C.   The undersigned is a Servicing Officer.

D.   1.   the aggregate amount of collections received during the
          preceding Collection Period for

          (a)  Interest                                                              7,160,171.85
          (b)  Principal                                                            28,038,648.43
                                                                                    -------------
          Total Collections                                                         35,198,820.28

     2.   the aggregate of any Insurance Proceeds received during the related
          Collection Period                                                                  0.00

     3.   the aggregate of any Net Liquidation Proceeds received during the
          related Collection Period                                                          0.00

     4.   the amount of any Transfer Deposit Amount paid by the Transferor
          pursuant to Section 2.02, 2.04, 3.01 or 3.06                                       0.00

     5.   the Floating Allocation Percentage for such Distribution Date                     91.98%

     6.   the Fixed Allocation Percentage for such Distribution Date                        98.00%

     7.   the Certificate Interest Collections (other than any investment
          earnings) and                                                              6,585,912.16
          the Net Liquidation Proceeds and post-liquidation recoveries and                   0.00
          the investment earnings on the Collection Account                             13,235.24
                                                                                     ------------
          Certificate Interest Collections for such Distribution Date                6,599,147.40

     8.   the Transferor Interest Collections and                                      574,259.69
          the Transferor Principal Collections for such Distribution Date           28,038,648.43

     9.   the Accelerated Principal Distribution Amount, if any, for such
          Distribution Date                                                          1,952,220.32

     10.  the Scheduled Principal Collections Payment, if any, for such
          Distribution Date                                                                  0.00

     11.  the aggregate of the Liquidation Loss Amounts and                                  0.00
          the Investor Loss Amount for such Distribution Date                                0.00

     12.  the cumulative amount of Liquidation Loss Amounts and                              0.00
          the cumulative amount of Investor Loss Amounts and                                 0.00
          the Aggregate Investor Loss Amount for such Distribution Date                      0.00

     13.  the amount being distributed to Certificateholders                         6,210,258.51

     14.  the amount of interest included in such distribution and the related       4,258,038.19
          Certificate Rate or, if applicable, the Alternate Certificate Rate             5.196250%

     15.  the amount, if any, of Unpaid Certificate Interest Shortfall included
          in such distribution                                                               0.00

     16.  Interest on 15 above at the Certificate Rate included in such
          distribution                                                                       0.00

     17.  Unpaid Certificate Interest Shortfall after giving effect to such
          distribution                                                                       0.00

     18.  the amount, if any, of Unpaid Investor Loss Amount included in such
          distribution                                                                       0.00

     19.  the amount, if any, of Unpaid Investor Loss Amount after giving effect
          to such distribution                                                               0.00

     20.  the Invested Amount,                                                     500,000,000.00
          the Certificate Principal Balance and                                    498,047,779.68
          the Pool Factor, each after giving effect to such distribution.              0.99609556

     21.  the Required Enhancement Amount for such Distribution Date                39,843,822.37

     22.  the Transferor Subordinated Amount after giving effect to such
          distribution                                                              10,000,000.00

     23.  the Required Overcollateralization Amount for such Distribution Date      29,843,822.37

     24.  the amount, if any, by which the Invested Amount exceeds the
          Certificate Principal Balance (before giving effect to the
          distribution to be made on such Distribution Date)                                 0.00

     25.  the amount, if any, by which the Invested Amount exceeds the
          Certificate Principal Balance (after giving effect to the distribution
          to be made on such Distribution Date)                                      1,952,220.32

     26.  the Pool Balance as of the end of the preceding Collection Period        624,062,608.00

     27.  the Transferor's Interest Balance (based on the Pool Balance as of the end of the preceding Collection Period) after giving effect to the
          distribution to be made on such Distribution Date                        124,062,608.00

     28.  The aggregate amount of Additional Balances created during the
          preceding Collection Period                                                5,473,565.64

     29.  During the Revolving Period, the amount of Principal Collections to be
          retained by the Transferor in respect of such Distribution Date           28,038,648.43

     30.  Whether a Rapid Amortization Event has occurred since the prior
          Determination Date, specifying each such Rapid Amortization Event if
          one has occurred                                                                   None

     31.  Whether an Event of Default has occurred since the prior Determination
          Date, specifying each such Event of Default if one has occurred                    None

     32.  the Guaranteed Distributions and                                                   0.00
          any Preference Amount                                                              0.00

     33.  the Reimbursement Amount, if any, for such Distribution Date                       0.00

     34.  the amount to be distributed to or at the direction of the owner of the Transferor's Interest pursuant to Section  6.01(a)(viii) for such
          Distribution Date                                                                  0.00

     35.  the Servicing Fee for such Distribution Date                                 315,972.22

     36. the number and aggregate Receivable Balance of any Home Equity Loan, delinquent as listed below, as of the end of the related Collection Period.

                                                             Number             Aggregate Balance
                                                             ------             -----------------
              30-59 days                                       226                      7,703,341
              60-89 days                                        72                      2,407,544
              90+ days                                          69                      2,624,979

     37.  the aggregate book value, as of the end of the preceding Collection
          Period, of any Mortgaged Property that was acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure during the
          preceding Collection Period                                                        0.00

     38.  the aggregate of the Principal Balances of the Subsequent Home Equity
          Loans purchased during the preceding Collection Period                   103,030,109.00

     39.  the number and aggregate Principal Balance of all Home Equity Loans
          removed from the Trust and transferred to the Transferor                           0.00
          on the related Removal Date and the cumulative number and                          0.00
          aggregate Principal Balance of all Home Equity Loans that have                     0.00
          been retransferred on all prior Removal Dates.                                     0.00

     40.  the Draw Amount, if any, for such Distribution Date                                0.00

     41.  the amount being distributed to Certificateholders                         6,210,258.51
          (per $1,000 Original Principal Amount of a Certificate)                           12.42

     42.  the amount of interest included in such distribution and the related       4,258,038.19
          Certificate Rate or, if applicable, the Alternate Certificate Rate             5.196250%
          (per $1,000 Original Principal Amount of a Certificate)                            8.52

     43.  the amount, if any, of Unpaid Certificate Interest Shortfall included
          in such distribution                                                               0.00
          (per $1,000 Original Principal Amount of a Certificate)                            0.00

     44.  Interest on 3 above at the Certificate Rate included in such distribution          0.00
          (per $1,000 Original Principal Amount of a Certificate)                            0.00

     45.  Unpaid Certificate Interest Shortfall after giving effect to such distribution     0.00
          (per $1,000 Original Principal Amount of a Certificate)                            0.00

     46.  the amount, if any, of principal included in such distribution             1,952,220.32
          (per $1,000 Original Principal Amount of a Certificate)                            3.90

     47.  the amount, if any, of Unpaid Investor Loss Amount included in such
          distribution                                                                       0.00
          (per $1,000 Original Principal Amount of a Certificate)                            0.00

     48.  the amount, if any, of Unpaid Investor Loss Amount after giving effect
          to such distribution                                                               0.00
          (per $1,000 Original Principal Amount of a Certificate)                            0.00

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     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 18th day of May 1999.


                                       PROVIDIAN FINANCIAL
                                       as Servicer



                                       By: /s/ Daniel Sanford
                                           ----------------------------
                                           Daniel Sanford
                                           Senior Vice President and Controller